                             EXHIBIT 11

       Statement Regarding Computation of Per Share Earnings
              (In millions, except per share amounts)

                                                                                    Primary
                                                                --------------------------------------------------
                                                                   Quarter Ended                 Six Months ended
                                                                       June 30,                      June 30,
                                                                 1997           1996           1997           1996
                                                                -----          -----          -----          -----
Common stock                                                     85.0           84.2           84.9           83.9
Common stock options                                              0.7            0.8            0.7            0.9
$25 warrants                                                      -              -              -              -
$65 warrants                                                      -              -              -              -
5-1/4% Debentures                                                12.3           12.3           12.3            6.2
                                                              -------        -------        -------        -------
Weighted average common and
   dilutive common equivalent
   shares                                                        98.0           97.3           97.9           91.0
                                                              -------        -------        -------        -------
                                                              -------        -------        -------        -------
Net income available to
   common stockholders                                        $  26.4        $  23.2        $  52.7        $  43.5

Add after-tax interest on 5-1/4%
   Debentures                                                     3.2            3.0            6.4            3.0
                                                              -------        -------        -------        -------
Adjusted net income                                           $  29.6        $  26.2        $  59.1        $  46.5
                                                              -------        -------        -------        -------
                                                              -------        -------        -------        -------
Net income per common and
   common equivalent share                                    $  0.30        $  0.27        $  0.60        $  0.51
                                                              -------        -------        -------        -------
                                                              -------        -------        -------        -------

                                                              -------        -------        -------        -------


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


                                                                                   Fully Diluted
                                                                --------------------------------------------------
                                                                   Quarter Ended                 Six Months ended
                                                                       June 30,                      June 30,
                                                                 1997           1996           1997           1996
                                                                -----          -----          -----          -----
Common stock                                                     85.0           84.2           84.9           83.9
Common stock options                                              0.7            0.8            0.7            0.9
$25 warrants                                                      -              -              -              -
$65 warrants                                                      -              -              -              -
5-1/4% Debentures                                                12.3           12.3           12.3            6.2
5% convertible subordinated
   debentures                                                     -              -              -              -
                                                              -------        -------        -------        -------
Weighted average common and
   dilutive common equivalent
   shares                                                        98.0           97.3           97.9           91.0
                                                              -------        -------        -------        -------
                                                              -------        -------        -------        -------
Net income available to
   common stockholders                                        $  26.4        $  23.2        $  52.7        $  43.5
Add after-tax interest on 5-1/4%
   Debentures                                                     3.2            3.0            6.4            3.0
                                                              -------        -------        -------        -------
Adjusted net income                                           $  29.6        $  26.2        $  59.1        $  46.5
                                                              -------        -------        -------        -------
                                                              -------        -------        -------        -------
Net income per common and
   common equivalent share                                    $  0.30        $  0.27        $  0.60        $  0.51
                                                              -------        -------        -------        -------
                                                              -------        -------        -------        -------

      The 5% Debentures are not considered common stock equivalents and were not included in the fully diluted earnings per share calculation as their inclusion would have had an antidilutive effect.



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